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Shiv Kapoor
Vice President, Strategic Planning & Investor Relations
702-835-6300
InvestorRelations@sppirx.com

FDA Advisory Committee Votes that Qapzola™ (apaziquone) Has Not Shown Substantial Evidence of a Treatment Effect Over Placebo

The FDA is Expected to Make a Final Decision by PDUFA Date of December 11, 2016

HENDERSON, Nev. – September 14, 2016 – Spectrum Pharmaceuticals (NasdaqGS: SPPI), a biotechnology company with fully integrated commercial and drug development operations with a primary focus in Hematology and Oncology, announced today that the U.S. Food and Drug Administration (FDA) Oncologic Drugs Advisory Committee (ODAC) voted that Qapzola for immediate intravesical instillation post-transurethral resection of bladder tumors (post-TURBT) has not shown substantial evidence of a treatment effect over placebo in patients with non-muscle invasive bladder cancer (NMIBC).

The committee recommendation is not binding on the FDA, which makes the final decision on approval. The Prescription Drug User Fee Act (PDUFA) date for the Qapzola NDA is December 11, 2016.
About Spectrum Pharmaceuticals, Inc.
Spectrum Pharmaceuticals is a leading biotechnology company focused on acquiring, developing, and commercializing drug products, with a primary focus in Hematology and Oncology. Spectrum currently markets six hematology/oncology drugs, and has three drugs in advanced stages of clinical development that have the potential to transform the Company. Spectrum's strong track record for in-licensing and acquiring differentiated drugs, and expertise in clinical development have generated a robust, diversified, and growing pipeline of product candidates in advanced-stage Phase 2 and Phase 3 studies. More information on Spectrum is available at www.sppirx.com.
Forward-looking statement — This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements are based on management's current beliefs and expectations. These statements include, but are not limited to, statements that relate to Spectrum’s business and its future, including certain company milestones, Spectrum's ability to identify, acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products, the timing and results of FDA decisions, and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that Spectrum’s existing and new drug candidates may not prove safe or effective, the possibility that our existing and new applications to the FDA and other regulatory agencies may not receive approval in a

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that our efforts to acquire or in-license and develop additional drug candidates may fail, our dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Company's reports filed with the Securities and Exchange Commission. The Company does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained in this press release except as required by law.

SPECTRUM PHARMACEUTICALS, INC.® is a registered trademark of Spectrum Pharmaceuticals, Inc and its affiliate. REDEFINING CANCER CARE™, Qapzola™ and the Spectrum Pharmaceuticals logos are trademarks owned by Spectrum Pharmaceuticals, Inc. Any other trademarks are the property of their respective owners.

© 2016 Spectrum Pharmaceuticals, Inc. All Rights Reserved

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI